SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

BIBB CORPORATION
[Missing Graphic Reference]
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5645 Coral Ridge Drive #171, Coral Springs, FL	33076
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 258-1917

None
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Joint Venture with Phoenix Productions and Entertainment Group, LLC.

On September 3, 2010 (the “Effective Date”), Bibb Corporation. (“BIBB”), a Nevada corporation, and Phoenix Productions and Entertainment Group, LLC. (“PPEG”), a Nevada limited liability company, entered into a Joint Venture Agreement for the production and distribution of television, feature films, and other entertainment projects.
BIBB was founded in 2002 as a multi-media publisher of integrated print, audio, video and Internet information targeting the marginally literate. During the first two quarters of its fiscal year ended June 30, 2010, it recorded sales of $4,997.

PPEG is a private company, founded in 2010 for the purpose of financing the production of feature film and television projects, and to finance the acquisition of various other assets and business entities.  PPEG currently has a slate of feature films, reality shows and game shows in pre-production and numerous other project acquisitions in negotiation and sufficient capital and assets for funding purposes.

Pursuant to the Joint Venture Agreement, PPEG agrees to provide BIBB with a minimum of $10 Million in loans, lines of credit, or investments (up to $100 Million) to fund the production, distribution and implementation of entertainment projects. The funds will be for the exclusive use and benefit of BIBB.

PPEG will finance the agreement through its network of accredited investors including individuals, brokerage firms, hedge funds, investment banks, financial institutions, brokers and pension funds, providing the capital in the form of a convertible debenture.

In return for the loan or line of credit, PPEG will receive the full amount of its loans or investment plus an interest payment of five percent upon receipt of revenues by BIBB. The revenues include licensing, tax incentives, domestic and international sales as well as all other forms of income related to the projects funded by capital from PPEG.  PPEG may convert any loans or lines of credit provided by the agreement into BIBB common stock at a price of $2.50 per share until December 31, 2010 and $3.50 per share thereafter.

After return of PPEG’s original capital investment or conversion of the principal into BIBB common stock, the profits of each project shall be split equally after reimbursement of BIBB’s expenses. The equal profit distribution shall continue for the entire life of the project(s) as well as all future distribution in any existing media or new media not yet invented.

Control and management of the joint venture’s projects will rest exclusively with BIBB. Any control by PPEG will accrue only as a consequence of conversion of capital into BIBB common stock.

Both BIBB and PPEG have made customary representations and warranties that will remain in effect until the Joint Venture Agreement is terminated, liquidated or dissolved by law.

The foregoing summary of the Joint Venture Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Joint Venture Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The Joint Venture Agreement has been included to provide shareholders and other interested parties with information regarding its terms. The Joint Venture Agreement is not intended to provide any other factual information about BIBB or PPEG. The representations, warranties and covenants contained in the Joint Venture Agreement were made only for the purposes of the Joint Venture Agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Joint Venture Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders or potential shareholders. Accordingly, interested parties should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Joint Venture  Agreement,  and (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters such as approval by regulating authorities. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Joint Venture Agreement, which subsequent information may or may not be fully reflected in BIBB’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 3, 2010, Bibb Corporation  (“BIBB”) entered into a Joint Venture Agreement with Phoenix Productions and Entertainment Group, LLC (“PPEG”).

The Joint Venture Agreement stipulates that PPEG will provide BIBB with a minimum of $10 Million in loans, lines of credit, or investments up to $100 Million. The monies will be used to fund the production, distribution and implementation of entertainment projects.

Beyond repayment of the full amount, the capital will require an interest payment of five percent. Payment will come from any and all revenues derived from the entertainment projects including licensing, tax incentives, domestic and international sales as well as all other forms of income related to the projects.

PPEG may also, at its option, convert the loans or lines of credit into common stock beginning at $2.50 per share until December 31, 2010 and $3.50 per share afterwards.

Once the original loans or investments are re-paid or converted into common stock, all profits from the various entertainment projects will be split 50/50 after BIBB’s expenses are reimbursed.  The profit participation will continue throughout the life of each project including re-issues, sequels and distribution through new media.

The funds will be for the exclusive use and benefit of BIBB and BIBB will have full authority in their management and control. The only authority that PPEG may have will occur as a consequence of the conversion of the capital to BIBB common stock and the voting rights derived from the stock.

The covenants include, but are not limited to: (i) maintenance of books and records, (ii) derivation of profits only from the direct actions of the joint venture and not from affiliates that may provide services to further the joint venture’s projects, and (iii) compliance with laws.

The foregoing is intended only to be a summary of the Joint Venture Agreement and is qualified in its entirety by the Joint Venture Agreement, which is attached hereto as Exhibit 1.1 and a copy of the related press release is attached hereto as Exhibit 1.2.  Each exhibit is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 2, 2010, Bibb Corporation’s stockholders approved an amendment to BIBB’s Articles of Incorporation to change the name of the company to Z3 Enterprises, Inc.; to increase the number authorized shares and to effect a six for one forward split of the common stock. The amendment was approved by the holder of 70% of the issued and outstanding shares of BIBB’s common stock.

On September 3, 2010, the Company filed an amendment to the Company's Articles of Incorporation with the Secretary of State of Nevada to change the name and increase the number of authorized shares from 25 million to 105 million. The 105 million shares were broken down into 95 million shares of common stock and 10 million shares of preferred stock.

Another amendment put a forward 6-to-1 stock split into effect upon the date it’s approved by the appropriate agencies. As a result of the split, one share of BIBB’s old common stock will be converted into six shares of BIBB’s new common stock resulting in 20,040,000 shares of new common stock issued and outstanding.

BIBB’s new common stock will begin trading on the OTCBB pending approval by the appropriate regulating authorities.  Due to a name change to Z3 Enterprises, Inc., the new common stock will be traded under the symbol to be supplied at a later date.  A new CUSIP number will be issued for BIBB’s new common stock to distinguish stock certificates issued after the effective date of the forward stock split. BIBB’s old CUSIP number was 08866L109.

The Articles of Amendment, which are added as an exhibit to this Report were recorded by the Secretary of State on September 3, 2010. The amendment to Article 1 provides for the name change and the amendment to Article 3 provides for the increases in authorized shares and the forward stock split.

 A copy of the Articles of Amendment is attached hereto as Exhibit 2.1

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting held on September 2, 2010, a majority of the Bibb Corporation’s shareholders voted to approve the following items: (1)  a joint venture agreement with Phoenix Productions and Entertainment Group, LLC,
(2) to amend the Company's Articles of Incorporation and increase the authorized shares of common stock from 25 million to 105 million shares – 95 million common, 10 million preferred,  (3) to amend the Company’s Articles of Incorporation and effect at forward 6-to-1 stock split.

Pursuant to the approval of  joint venture agreement, the stockholders also voted to change the name of the company from Bibb Corporation to Z3 Enterprises, Inc.

As of September 2, 2010, Judson Bibb, president and director of the Company was the majority shareholder. He held 2,340,000 shares of the Company's common stock or approximately 70% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately 21 other shareholders. After the proposals were approved on September 2, 2010, the Company filed the amendments to its Articles of Incorporation with the Secretary of State of Nevada.

Item 8.01.	Other Events.
On September 3, 2010, the registrant issued a press release announcing the vote results at a special meeting, including a change of name, increase in authorized shares and the approval of the forward stock split referred to above. A copy of that press release is filed as  Exhibit 1.2 on this Report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Joint Venture Agreement, dated as of September 3, 2010, entered into between Bibb Corporation and Phoenix Productions and Entertainment Group, LLC.
Exhibit 1.2	Press release announcing authorization of joint venture between Bibb Corporation and Phoenix Productions and Entertainment Group, LLC
Exhibit 2.1	Amended Articles of Incorporation for Bibb Corporation, dated September 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2010	BIBB CORPORATION
(Registrant)

	By:	/s/ Judson Bibb
Judson Bibb, President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Joint Venture Agreement, dated as of September 3, 2010, entered into between Bibb Corporation and Phoenix Productions and Entertainment Group, LLC.
Exhibit 1.2	Press release announcing authorization of joint venture between Bibb Corporation and Phoenix Productions and Entertainment Group, LLC
Exhibit 2.1	Amended Articles of Incorporation for Bibb Corporation, dated September 3, 2010.